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                         BRIGHTHOUSE LIFE INSURANCE COMPANY

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                              NAME CHANGE ENDORSEMENT

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   This Endorsement is made part of and should be kept with your policy, contract or certificate.

   The name of METLIFE INSURANCE COMPANY USA was changed to BRIGHTHOUSE LIFE INSURANCE COMPANY effective on March 6, 2017.

   The following changes are made to your policy, contract or certificate:

      . All references to "MetLife Insurance Company USA" are changed to "Brighthouse Life Insurance Company".

      . Any references to "MetLife" or "MetLife USA" are changed to "Brighthouse Life Insurance Company".

   All other terms, conditions or benefits remain unchanged.

   Brighthouse Life Insurance Company is responsible for all benefits payable under your policy, contract or certificate. Your rights are not affected.


   BRIGHTHOUSE LIFE INSURANCE COMPANY
   Home Office:
   1209 Orange Street
   Wilmington, DE 19801


                        Brighthouse Life Insurance Company





                              /s/ D. Burt Arrington


                                    Secretary




















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